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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement on Form S-4/S-3 filed on or about June 18, 1998 of our report, dated October 4, 1996, except for
Note 10, as to which the date is June 1, 1998, on the financial statements of Arrowhead Mills, Inc. for the years ended July 31, 1996 and 1995. We also consent to the reference to our Firm under the captions "Experts" in the Information Statement/ Prospectus.

    June 18, 1998

                                          /s/ MCGINTY & ASSOCIATES
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                                          McGinty & Associates